Exhibit (l)

Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

October 16, 2024

T. Rowe Price OHA Flexible Credit Income Fund

1 Vanderbilt, 16th Floor

New York, NY 10017

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to T. Rowe Price OHA Flexible Credit Income Fund, a Delaware statutory trust (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 as originally filed on July 2, 2024 with the Securities and Exchange Commission (the “Commission”), and as subsequently amended on September 6, 2024 and on or about the date hereof (the “Registration Statement”), under the Investment Company Act of 1940, as amended (the “1940 Act”), relating to offerings from time to time by the Company of its common shares of beneficial interest, par value $0.001 per share. This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the 1940 Act, as amended, and we express no opinion herein as to any matter other than as to the legality of the common shares of the Company (the “Shares”).

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;

(ii)	the Certificate of Trust of the Company, filed as Exhibit (a)(1) to the Registration Statement;

(iii)	the Amended and Restated Declaration of Trust of the Company, filed as Exhibit (a)(3) to the Registration Statement;

(iv)	the Bylaws of the Company, filed as Exhibit (b) to the Registration Statement;

(v)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware dated October 14, 2024; and

(vi)	resolutions of the board of trustees of the Company relating to, among other things, the authorization and issuance of the Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, trustees, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons, and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Shares are (a) issued and delivered against receipt by the Company of payment therefor at a price per Share not less than the par value per Share as contemplated by the Registration Statement and (b) countersigned by the transfer agent, if applicable, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware Statutory Trust Act. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP